Exhibit 10.12

                         Promissory Note


                                        Chicago, Illinois:
                                         April 17, 1996



     On the earlier of April 16, 1997 (the "Termination Date") or demand, for value received, Tellabs, Inc. (the "Borrower") hereby promises to pay to the order of BANK OF AMERICA ILLINOIS
(the "Bank"), the principal sum of FIFTY  MILLION AND NO/100
DOLLARS ($50,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Bank to the undersigned hereunder. The initial Advance, all subsequent
Advances and all payments made on account of principal will be recorded by the holder in its records. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Loan Agreement, hereinafter defined.


     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount of this Note outstanding from time to time, from the date of this Note until paid in full, at the rates per annum which shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.


     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 231 South
LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing.


     This Note is the Note referred to in, and evidences indebtedness incurred under, a Demand Loan Agreement (as it may be amended, modified or supplemented from time to time, the "Loan Agreement"), dated as of April 17, 1996, between the Borrower and the Bank, to which Loan Agreement reference is made for a statement of the terms and provisions thereof.


     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.













     This Note is governed by the internal laws of the State of Illinois.



                                   TELLABS, INC.





                                   By: s\ Michael J. Birck
                                        ____________________

                                        Michael J. Birck
                                        President and Chief
                                        Executive Officer




                                    By: s\ Peter Guglielmi
                                        ____________________
                                        Peter Guglielmi
                                        Chief Financial Officer



                                        1000 Remington Boulevard
                                        Bolingbrook, Illinois 60440


                             Attention: Mr. Michael J. Birck

                                        President and Chief
                                        Executive Officer


                            Telephone:

                            Fax No.: